Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan (as amended), Long-Term Equity Incentive Plan, and Equity Incentive Plan for Nonemployee Directors,
2.Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Holding Company, Inc., Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan for Salaried Employees, Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees, and Western Surface Agreement - UMWA 401(k) Plan,
3.Registration Statement (Form S-8 No. 333-75058) pertaining to the Peabody Energy Corporation Deferred Compensation Plan,
4.Registration Statement (Form S-8 No. 333-105455) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,
5.Registration Statement (Form S-8 No. 333-105456) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,
6.Registration Statement (Form S-8 No. 333-109305) pertaining to the Black Beauty Coal Company 401(k) Plan,
7.Registration Statement (Form S-8 No. 333-117767) pertaining to the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan,
8.Registration Statement (Form S-8 No. 333-136443) pertaining to the Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust,
9.Registration Statement (Form S-8 No. 333-140218) pertaining to the Peabody Investments Corporation Employee Retirement Account and the Peabody Western - UMWA 401(k) Plan,
10.Registration Statement (Form S-8 No. 333-147507) pertaining to the Peabody Energy Corporation Australian Employee Stock Purchase Plan,
11.Registration Statement (Form S-8 No. 333-176129) pertaining to the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan, and
12.Registration Statement (Form S-3 No. 333-184520) of Peabody Energy Corporation;
of our reports dated February 21, 2014, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation and the effectiveness of internal control over financial reporting of Peabody Energy Corporation included in this Annual Report (Form 10-K) of Peabody Energy Corporation for the year ended December 31, 2013.
/s/  Ernst & Young LLP
St. Louis, Missouri
February 21, 2014